                                                               EXHIBIT 10.23

                     AGREEMENT OF SETTLEMENT AND RELEASE
                     -----------------------------------

           This AGREEMENT OF SETTLEMENT AND RELEASE ("Agreement") is made as of the 17TH day of July, 2002, by and between John G. Ballenger, Christopher
J. Ballenger and Frederick M. Henschel on behalf of themselves in their individual capacity and on behalf of all former shareholders of Computer Equity Corporation as of August 1, 2000 ("Stockholders Representative"); Applied Digital Solutions, Inc., a Missouri corporation ("ADS"); Computer Equity Corporation, a Delaware corporation ("Compec"); Government Telecommunications, Inc., a Maryland corporation ("GTI"); and Michael K. Gammill, Jacqueline M. Twaststijerna, Glenn J. Ballenger, Dorothy C. Brooks and David M. Schaumburg ("Additional Parties").

                                  RECITALS
                                  --------

           WHEREAS, the Stockholders Representative, ADS and Compec are parties to that certain Agreement and Plan of Merger, dated as of June 30, 2000, including all exhibits, attachments and ancillary agreements including but not limited to the Registration Rights Agreement ("Merger Agreement");

           WHEREAS, the Stockholders Representative, together with certain of the Additional Parties, have filed suit as plaintiffs in the Court of Chancery of the State of Delaware in and for New Castle County, Civil Action No. 19399, against ADS and Compec (the "Delaware Litigation");

           WHEREAS, the Stockholders Representative, Thomas M. Cuneo and the Additional Parties other than Dorothy C. Brooks have filed suit as plaintiffs in the United States District Court for the District of Delaware, Civil Action No. 01-0390 GMS (the "Federal Litigation"), against ADS, Compec and certain individuals, and the District Court has dismissed the suit with prejudice and reserved jurisdiction for the sole purposes of ruling on ADS' Motion for Attorneys' Fees and Related Costs;

           WHEREAS, Compec has filed suit as plaintiff in the Circuit Court of Fairfax County, Virginia, Chancery No. 174937, against the Stockholders Representative and David M. Schaumburg (the "First Virginia Litigation");

           WHEREAS, the Stockholders Representative and Michael K. Gammill have asserted claims against Compec in a proceeding at the American Arbitration Association, A.A.A No. 16 160 00109 2 (the "Arbitration Action") and Compec has asserted counterclaims against the Stockholders
Representative and Michael K. Gammill and a third party claim against David
M. Schaumburg;

           WHEREAS, Compec is a plaintiff against Dorothy C. Brooks, in a civil action pending in the United States District Court for the Eastern District of Virginia, Civil Action No. 02-136-A (the "Second Virginia Litigation"); and

           WHEREAS, subject to the satisfaction of all terms and conditions of this Agreement, the parties have agreed to resolve and compromise any and all existing or potential claims they may have against each other, including but not limited to any and all claims relating to or connected



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

in any way to the Merger Agreement, the Delaware Litigation, the Arbitration Action, the First Virginia Litigation and the Second Virginia Litigation.

           NOW THEREFORE, in consideration of these recitals named above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound do agree as follows:

                                  Agreement
                                  ---------

           1.      Issuance of ADS Stock. On the fifth (5TH) business day
                   ---------------------
immediately following the date of this Agreement, ADS shall issue and deliver to the Stockholders Representative a stock certificate dated as of the date of this Agreement in the amount of eight million (8,000,000) shares of ADS Common Stock (the "ADS Stock"), which stock certificate shall be issued in the names of John G. Ballenger, Christopher J. Ballenger and Frederick M. Henschel, or their designees, as receiving agents for themselves and in their capacity as Stockholders Representative.

           2.      Registration of ADS Stock.
                   -------------------------

                   (a) Within thirty (30) days of the date of this Agreement, ADS shall cause to be filed at its sole cost and expense under the Securities Act of 1933, as amended (the "1933 Act"), a registration statement (the "Registration Statement") covering the resale of ADS Common Stock plus a currently indeterminable number of additional shares (the "Additional Shares") of ADS Common Stock for issuance to the Stockholders Representative for purposes of satisfying ADS' obligation under paragraph 4 of this Agreement, with the Registration Statement to cover no more than an additional Ten Million Dollars ($10,000,000) worth of shares of ADS Common Stock (exclusive of the shares equal to the ADS Stock plus the Additional Shares) and no other securities of ADS, and with the Stockholders Representative and their counsel receiving as soon as possible all relevant information relating to any other persons or entities whose shares of ADS Common Stock are to be included in the Registration Statement, including but not limited to a general description of the transaction involving the other persons or entities, the number of shares being registered for such other persons or entities, and whether or not such shares are subject to a lockup agreement or other restrictions. To the extent ADS is in possession of any such information prior to the date of this Agreement, such information shall be provided prior to the execution of this Agreement.

                   (b) At any time prior to the filing of the Registration Statement, the Stockholders Representative may redesignate the names in which the foregoing stock certificate for the ADS Stock was issued.

                   (c) Within one hundred twenty (120) days of the date of this Agreement, ADS shall cause the Registration Statement to be declared effective by the Securities and Exchange Commission ("SEC") and thereafter ADS shall maintain the effectiveness of the Registration Statement for a period of twelve (12) months immediately following the date on which the Registration Statement is declared effective by the SEC. ADS shall not



                                     2


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

           file any other registration statements of any type with the SEC until only after the Registration Statement is declared effective by the SEC.

                   (d) Before 5:00 p.m. on the second business day following the date on which the Registration Statement is declared effective by the SEC, ADS shall at its sole cost cause one hundred (100), or such other number up to eight hundred (800) as requested by the Stockholders' Representative, complete and final prospectuses from the Registration Statement to be printed and delivered to such locations as shall be designated by the Stockholders Representative, with ADS keeping those prospectuses current and useable for a period of twelve (12) months immediately following the date on which the Registration Statement is declared effective by the SEC.

                   (e) In the event that the Registration Statement is not declared effective within 120 days of the date of this Agreement, primarily based upon, as evidenced in writing by the SEC, a finding that formal criminal charges have been filed, in the form of a federal indictment, a state court indictment or a state court equivalent of an indictment, against any Stockholders Representative or any of the Additional Parties other than David
           M. Schaumburg, then this Agreement shall become null and void, ab initio. Upon nullification, all parties shall return to the status quo as of the date prior to this Agreement entitling them to pursue any and all such actions currently pending and the terms of this Agreement shall be inadmissible in any future proceedings.

           3.      Cash Differential. In the event the amount resulting from
                   -----------------
eight million (8,000,000) multiplied by the average closing sale price per share of the Common Stock of ADS as published in the Wall Street Journal, Eastern Edition, or, if no such price is published in the Wall Street Journal, Eastern Edition, then the average closing best bid as reflected on the Electronic Pink sheets or the NASD Over The Counter Bulletin Board, for the five (5) business days immediately prior to the date on which the Registration Statement is declared effective by the SEC (the "Stock Value") is less than Three Million Dollars ($3,000,00.00), then ADS shall pay to the Stockholders Representative an amount in cash (the "Cash Differential") equal to the difference between Three Million Dollars ($3,000,00.00) and the Stock Value, with such Cash Differential being due and payable by ADS to the Stockholders Representative within three (3) business days after the date when the Registration Statement is declared effective by the SEC.

           4.      Listing on National Securities Exchange. If five (5)
                   ---------------------------------------
business days prior to the date the Registration Statement is declared effective by the SEC. ADS is not listed on a National Securities Exchange, defined only as the New York Stock Exchange, the American Stock Exchange, or the NASDAQ (not including the NASDAQ Small Cap Market), then the Stockholders Representative shall be entitled to receive, at its election, the eight million shares issued under paragraph I of this Agreement or that number of shares of ADS Common Stock which results in the Stockholders Representative receiving Four Million Five Hundred Thousand Dollars ($4,500,000) worth of ADS Common Stock based on the average closing sale price per share (as determined in paragraph 3) for the five (5) business days immediately prior to the date on which the Registration Statement is declared effective, whichever value is greater. In the event the Stockholders Representative chooses to receive Four Million Five Hundred Thousand Dollars ($4,500,000) worth of ADS Common Stock, then ADS shall proceed to issue and deliver all such Additional Shares of ADS Common Stock to the Stockholders Representative at least

                                     3


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

two business days immediately prior to the date that the Registration Statement is declared effective, and any remaining shares that are owing under this paragraph within two (2) business days after the date on which the Registration Statement is declared effective, such that the total value of ADS Common Stock issued to the Stockholders Representative equals Four Million Five Hundred Thousand Dollars ($4,500,000). In the event the Stockholders Representative chooses to receive the eight million shares and the value of such shares equals more than Four Million Five Hundred Thousand Dollars ($4,500,000) based on the average closing sale price per share for the five (5) business days immediately prior to the date the Registration Statement is declared effective, then the Stockholders Representative shall convey to ADS a number of shares of ADS Common Stock equal to fifty percent (50%) of the difference between Four Million Five Hundred Thousand Dollars ($4,500,000) and the value of the eight million (8,000,000) shares issued to the Stockholders Representative based on the average closing sale price per share for the five (5) business days prior to the date the Registration Statement is declared effective.

           5.      Indemnification/Insurance.
                   -------------------------

                   (a) On the date of this Agreement, ADS shall cause to be delivered to the Stockholders Representative a written confirmation from National Union Fire Insurance Co. of Pittsburgh, Pa. ("National Union"), the liability insurance policy carrier of ADS, in which National Union confirms in writing that policy number 873-38-93 is in full force and effect and that the Stockholders Representative and Michael K. Gammill shall each be insured and covered persons under such insurance policy, subject to all applicable exclusions of the policy, with respect to the various shareholder class action lawsuits which have been filed against ADS prior to and as of the date of this Agreement or which in any way arise out of facts similar to those alleged in the shareholder class actions that have been filed as of the date of this Agreement.

                   (b) In addition to the provisions of paragraph 5(a) of this Agreement, ADS, Compec and GTE (the "Indemnifying Parties") agree to indemnify and hold harmless each of the Stockholders Representative and the Additional Parties other than David M. Schaumburg (the "Indemnified Parties") from any and all claims, threatened claims, losses, damages, liabilities and expenses (including, without limitation, settlement costs and any reasonable legal, accounting and other expenses for investigating or defending any actions or threatened actions) asserted against or incurred by the Indemnified Parties, which relate directly and/or indirectly to the various shareholder class action lawsuits which have been filed against ADS prior to and as of the date of this Agreement or which in any way arise out of facts similar to those alleged in the shareholder class actions that have been filed as of the date of this Agreement or by reason of the fact that the Indemnified Parties were directors, officers, employees or agents of ADS, Compec and/or GTI, or were serving at the request of ADS, Compec or GTI as directors, officers, employees or agents of ADS, Compec, GTI and/or any other corporation, partnership, joint venture, trust or other enterprise. The right to indemnity in this paragraph 5(b) includes the right to advancement of fees and expenses of defense as incurred.

                   (c) Notwithstanding anything to the contrary in this Agreement, the indemnity and hold harmless provisions set forth in paragraph 5(b) shall not apply to any claims, threatened claims, losses, damages, liabilities and expenses (including, without limitation,
                                     4


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

           settlement costs and any reasonable legal, accounting and other expenses for investigating or defending any actions or threatened actions) asserted against or incurred by the Indemnified Parties, based primarily upon conduct that results in formal criminal charges being filed against any of the Indemnified Parties in the form of a federal indictment, a state court indictment, or a state court equivalent of an indictment; provided, however, that the indemnification obligation set forth in paragraph 5(b), including but not limited to the advancement of all legal fees and costs, shall continue until such time as formal criminal charges are brought against any Indemnified Party and shall only be limited under this paragraph 5(c) as to the particular Indemnified Party who is indicted and to any Indemnified Party who is granted immunity in connection with the indictment filed against another Indemnified Party. In the event such indictment results in a criminal conviction, then the Indemnified Party who has been convicted or who has been granted immunity shall return to the Indemnifying Parties any amounts provided to or on behalf of that Indemnified Party pursuant to paragraph 5(b).

           6.      Compliance with SEC. Within thirty (30) days of the date
                   -------------------
of this Agreement, ADS shall be in full and complete compliance with all requirements under the Securities and Exchange Act of 1934, as amended (the "1934 Act"), including but not limited to the filing within that 30-day period of its complete Quarterly Report on Form l0-Q for the quarter ended March 31, 2002, and ADS shall remain in full and complete compliance with all requirements under the 1934 Act for the ensuing period of six (6) months immediately following the date of this Agreement. In the event ADS is not in compliance with any requirement under the 1934 Act, ADS shall have two (2) weeks to cure such noncompliance.

           7.      Breach by ADS or Compec. In the event of a breach of any
                   -----------------------
provision of this Agreement by ADS or Compec or any failure of ADS or Compec to comply with any obligations under the Agreement, then (i) a stipulation and order, in the form hereto attached as Exhibit A, may be enforced in the Delaware Litigation against ADS and in favor of the Stockholders Representative and the Additional Parties other than Dorothy C. Brooks and David M. Schaumburg in the amount of Four Million Five Hundred Thousand Dollars ($4,500,000.00), (ii) the ownership of the ADS Stock by the Stockholders Representative, or their designees, shall not be affected unless and until the Stockholders Representative and the Additional Parties other than Dorothy C. Brooks and David M. Schaumburg collect any amount under the stipulation and order under this paragraph 7 at which time the Stockholder Representative shall remit the ADS Stock to ADS, (iii) the Stockholders Representative and the Additional Parties, other than Dorothy
C. Brooks and David M. Schaumburg, shall have the right to immediately enforce and execute on the judgment or, at the election of the Stockholders Representative, may provide ADS with an additional ninety (90) days to cause the Registration Statement be declared effective and, in the event that the Registration Statement is not declared effective within ninety (90) days, the Stockholders Representative and the Additional Parties, other than Dorothy C. Brooks and David M. Schaumburg shall have the right to enforce and execute on the judgment and, in addition, continue to pursue the Delaware Litigation, and pursue all damages, without restriction, that have been alleged to have been incurred in the Delaware Litigation but only in an amount in excess of the confessed judgment amount of Four Million Five Hundred Thousand Dollars ($4,500,000.00) after giving effect to the receipt by the Stockholders Representative, or their designees, of such confessed judgment amount. Notwithstanding the foregoing, in the event ADS or Compec breaches a provision of this agreement unrelated to any

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

obligation to make any payment in cash or stock to the Stockholders Representative and/or the Additional Parties or to any obligation to register shares of ADS Common Stock issued to the Stockholders Representative and/or the Additional Parties, then ADS or Compec shall have two (2) weeks to cure such breach with such two-week period commencing as of the earlier of (i) the date ADS or Compec knows or reasonably should know of the breach or the date, or (ii) the date the Stockholders Representative provides written notice of the breach.

           8.      Best Efforts in Connection With Listing on National
                   ---------------------------------------------------
Exchange. ADS and Compec represent that they will use their best efforts to
--------
cause ADS Common Stock to be listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ prior to the Registration Statement being declared effective by the SEC and thereafter ADS and Compec will continue to keep the ADS Common Stock listed on one of the aforementioned exchanges for an additional ninety (90) days thereafter.

           9.      Mutual Releases.
                   ---------------

           (a) In consideration of the mutual covenants contained herein, and subject to all the terms and conditions of this Agreement, ADS, Compec and GTI, their respective current and former officers, directors, employees, attorneys, agents, successors, assigns, shareholders, representatives, predecessors, parents, affiliates and subsidiaries, each and all (the "ADS Releasing Parties") hereby individually and collectively release the Stockholders Representative and the Additional Parties, their respective attorneys, agents, heirs, successors, assigns, shareholders, representatives, predecessors, parents, affiliates and subsidiaries from any and all claims, causes of actions, suits, contracts, counterclaims, demands and/or liabilities, known and unknown, both in law and in equity, which any of the ADS Releasing Parties has or may have in the future against the Stockholders Representative and any of the Additional Parties with respect to all matters, transactions, acts or events resulting from or in any way connected with or related to the subject matter of any of the Merger Agreement, the Delaware Litigation, the Federal Litigation, the Arbitration Action, the First Virginia Litigation and/or the Second Virginia Litigation, including without limitation all sanctions incident to the aforementioned actions, and arising out of the employment by or services provided to ADS, Compec, or any of its subsidiaries, of the Stockholders Representative and/or the Additional Parties from the beginning of time until the end of time. Notwithstanding the foregoing, in no event shall the release provided in this paragraph extend to the rights of the parties that are reflected in or arise from this Agreement.

           (b) In consideration of the mutual covenants contained in this Agreement and subject to all the terms and conditions of this Agreement, the Stockholders Representative and the Additional Parties hereby individually and collectively release ADS, Compec and GTI, their respective current and former officers, directors, employees, attorneys, agents, heirs, successors, assigns, shareholders, representatives, predecessors, parents, affiliates and subsidiaries from any and all claims, causes of actions, suits, contracts, counterclaims, demands and/or liabilities, known and unknown, both in law and in equity, which the Stockholders Representative or Additional Parties have or may have in the future against ADS or Compec with respect to all matters, transactions, acts or events resulting from or in any way connected with or related to the subject matter of any of the Merger Agreement, the Delaware Litigation, the Federal Litigation, the Arbitration Action, the First Virginia Litigation and/or the Second Virginia Litigation,

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

including without limitation all sanctions incident to the aforementioned actions, and arising out of the employment by or services provided to ADS, Compec, or any of its subsidiaries, of the Stockholders Representative and/or the Additional Parties from the beginning of time to the end of time. Notwithstanding the foregoing, in no event shall the release provided in this paragraph extend to the rights of the parties that are reflected in or arise from this Agreement.

           10.     Publicity. Any public announcement or press release
                   ---------
concerning the transactions contemplated by this Agreement shall require the prior approval of all parties hereto except David M. Schaumburg, both as to the making of such announcement or release and as to the form and content thereof, except to the extent that a party is advised by counsel, in good faith, that such announcement or release is required as a matter of law, judicial or administrative order, or rule or regulation of the SEC or applicable securities exchange, after a full opportunity for prior consultation is afforded to the other parties. The parties agree that in the event a public announcement is required to be made, the parties hereby agree that such public announcement shall contain only the minimum amount of information as may be necessary to comply with the applicable law, judicial or administrative order, or rule or regulation that required such public announcement, all without the use of any statements or information which is inflammatory, accusatory or disparaging about any party in any communications of any type.

           11.     Dismissal of Actions.
                   --------------------

                   (a) The Delaware Litigation shall be stayed for so long as no breach of any of the terms and conditions of this Agreement has occurred and, in the event of the satisfaction of all of the terms, conditions and provisions of this Agreement in a timely manner, then the Delaware Litigation shall be dismissed with prejudice within seven (7) days, with each party to bear its, his or her own legal fees and costs.

                   (b) Within two (2) business days of the date of this Agreement, the plaintiff in the First Virginia Litigation shall seek to dismiss the First Virginia Litigation without prejudice. In the event of the satisfaction of all of the terms, conditions and provisions of this Agreement, then the First Virginia Litigation shall be dismissed with prejudice within seven (7) days, with each party to bear its, his or her own legal fees and costs.

                   (c) Within two (2) business days of the date of this Agreement, the plaintiff in the Second Virginia Litigation shall seek to dismiss the Second Virginia Litigation without prejudice, with each party to bear its, his or her own legal fees and costs. In the event of the satisfaction of all of the terms, conditions and provisions of this Agreement, then the Second Virginia Litigation shall be dismissed with prejudice within seven (7) days, with each party to bear its, his or her own legal fees and costs.

                   (d) Within two (2) business days of the date of this Agreement, the parties to the Arbitration Action shall seek to dismiss the Arbitration Action, including all claims and counterclaims, without prejudice, with each party to bear its, his or her own legal fees and costs. In the event of the satisfaction of all of the terms, conditions and provisions of this Agreement, then the Arbitration Action shall be dismissed with prejudice within seven (7) days, with each party to bear its, his or her own legal fees and costs.

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           12.     Attorneys' Fees upon Enforcement of Agreement. If the
                   ---------------------------------------------
Stockholders Representative or the Additional Parties seek a court order to enforce the terms of this Agreement, and prevail in such enforcement action, they shall be entitled to recover their reasonable attorneys' fees and costs incurred at trial, on appeal, and in any proceeding in bankruptcy.

           13.     Integration Clause. This Agreement embodies the entire
                   ------------------
terms and conditions of the settlement and releases described herein and it is the complete agreement between the parties with respect to the compromise of any claims that the parties may have, or may have in the future, with respect to all matters, transactions, acts or events resulting from or in any way connected with or related to the subject matter of the actions described in the preceding recitals.

           14.     Best Efforts. The parties agree to undertake their best
                   ------------
efforts, including all steps and efforts contemplated by this Agreement, to effectuate this Agreement.

           15.     Successors and Assigns. This Agreement shall be binding
                   ----------------------
upon each of the parties hereto, their assigns, heirs, predecessors, and successors.

           16.     Contractual Effect. This Agreement and all provisions
                   ------------------
hereof, including all representations and warranties contained herein, are contractual and not a mere recital and shall survive the mutual releases as described in paragraph 9 above and shall continue in full force and effect thereafter.

           17.     Modification. No change or modification of this Agreement
                   ------------
may be made without the express written consent of all the parties hereto.

           18.     Choice of Law. This Agreement shall be governed and
                   -------------
construed in accordance with the laws of the State of Delaware without giving effect to the principals of conflicts of laws.

           19.     Choice of Forum. Each party consents to the jurisdiction
                   ---------------
of the Delaware Court of Chancery with respect to any action to approve and enforce the terms of this Agreement and expressly waives any right to commence any such action in any other forum or to contest the jurisdiction of the Delaware Court of Chancery.

           20.     No Admission of Liability. Nothing contained in this
                   -------------------------
Agreement shall be considered an admission of liability on the part of any of the parties.

           21.     No Transfer. Etc. of Claims. The parties represent and
                   ---------------------------
warrant that they have not assigned to any third party any claims, demands, defenses, third party claims or causes of actions of any kind whatsoever, resulting from or in any way connected with or related to the subject matter of the actions described herein.

           22.     Severability. If any provision of this Agreement or the
                   ------------
application thereof shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement shall be interpreted so as best to reasonably effect the intent of the parties hereto, as described herein.

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           23.     Represented by Counsel. In entering into this Agreement,
                   ----------------------
the parties represent and warrant that they have relied upon the advice of their respective attorneys, who are the attorneys of their own choice; that the terms of this Agreement have been interpreted, completely read, and explained to them by their attorneys; and that the terms of this Agreement are fully understood and voluntarily accepted; and that none of the terms of this Agreement are ambiguous. Each of the parties shall be deemed to be a drafter of this Agreement, which shall not be construed in favor of, or against, any signer of this Agreement.

           24.     Necessary Corporate Action. Each of ADS, Compec and GTI
                   --------------------------
represents to the other parties to this Agreement that all necessary corporate action has been taken to authorize the execution and delivery of this Agreement.

           25.     Authority of Stockholders Representative. The
                   -----------------------------------------
Stockholders Representative represent and warrant that they have full power and authority to represent the former shareholders of Compec pursuant to
Section 4.13 of the Merger Agreement and have the power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated herein. The Stockholders Representative shall indemnify, defend and hold harmless ADS and/or Compec from any claims, actions, threatened claims or actions asserted by any of the former Compec shareholders as of August 1, 2000 arising out of any such shareholder's assertion that the aforementioned representation and warranty is false or that the Stockholders Representative breached its obligations pursuant to
Section 4.13 of the Merger Agreement.

           26.     Authority of Signatories. Each person signing this
                   ------------------------
Agreement represents and warrants that he or she has full power and authority to execute this Agreement on behalf of the party on whose behalf he or she is signing.

           27.     Headings. The headings utilized herein are solely for the
                   --------
convenience of the parties and are and shall be without substantive meaning or content or meaning of any kind whatsoever and are not part of this Agreement.

           28.     Contract Execution. This Agreement may be executed in
                   ------------------
counterparts with the same force and effect as if all signatures were set forth on a single instrument.

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           IN WITNESS WHEREOF, each of the parties hereto has executed this
Agreement as of the date first written above.


APPLIED DIGITAL SOLUTIONS, INC.                  COMPUTER EQUITY CORPORATION


By:                                              By: /s/ Jerome C. Artigliere
      Name:                                          Name: Jerome C. Artigliere
     Title:                                         Title: Secretary



GOVERNMENT TELECOMMUNICATIONS, INC.
By: /s/ Jerome C. Artigliere


     Name: Jerome C. Artigliere
    Title: Secretary



STOCKHOLDERS REPRESENTATIVE


  John G.                                        Christopher J.
  Ballenger                                      Ballenger



Frederick M. Henschel

ADDITIONAL PARTIES



  Michael K.                                     Jacqueline M.
  Gammill                                        Twaststijerna



  Glenn J.                                       Dorothy C.
  Ballenger                                      Brooks



David M. Schaumburg